UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2023

Entera Bio Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel	001-38556	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

KIRYAT HADASSAH, MINRAV BUILDING – FIFTH FLOOR, JERUSALEM, Israel 9112002
(Address of principal executive offices) (Zip Code)

+972-2-532-7151
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value of NIS 0.0000769	ENTX	Nasdaq Capital Market
Warrants, each Warrant exercisable for half of an Ordinary Share at an exercise price of $5.85 per Ordinary Share	ENTXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2023, the Board of Directors (the “Board”) of Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), expanded Class II of the Board from one to two directors and appointed Ms. Haya Taitel to fill the resulting vacancy. Ms. Taitel will serve as a director until the Company’s 2025 Annual Meeting of Shareholders and until her successor shall have been elected and qualified, subject to her earlier death, resignation, retirement, disqualification or removal. Ms. Taitel is expected to serve on the Board’s Science Affairs Committee.

Ms. Taitel, age 60, has over 30 years of global C-level biopharma commercial and strategic executive experience.  Ms. Taitel currently serves as the Head of Sanofi’s Global Transplant Franchise where she is responsible for increasing franchise growth and profitability. Prior to her role at Sanofi, Ms. Taitel served as the Chief Commercial Officer of Kadmon Pharmaceuticals, LLC, where she contributed to the launch of Rezurock®, from 2013 until the company was acquired by Sanofi for $1.9 billion in November 2021. Ms. Taitel also led Kadmon Board’s Executive Commercial Committee. From 1997 to 2012, Ms. Taitel had held various commercial leadership positions of increasing seniority at Johnson and Johnson in multiple therapeutic areas, including oncology, immunology, neurology and women’s healthcare. Ms. Taitel holds a Master of Science, Pharmacology, (PharmD equivalence) from Temple University and a Bachelor of Science, Pharmacy and Biology from the Hebrew University School of Pharmacy in Jerusalem, Israel.

There are no arrangements or understandings between Ms. Taitel and any other person pursuant to which Ms. Taitel was appointed as a director of the Company. The Board has determined that Mrs. Taitel is independent under the applicable rules of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.

Since the beginning of Company’s last fiscal year, the Company has not engaged in any transaction, or any currently proposed transaction, in which Ms. Taitel had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Ms. Taitel will participate in the Company’s standard non-employee director compensation arrangements which were approved by the Company’s shareholders in October 2021 and include the right to annual cash payments with respect to Board and applicable committee service and an annual grant of options under the Company’s 2018 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERA BIO LTD.

Date: June 7, 2023	By:	/s/ Miranda Toledano
Name: Miranda Toledano Title: Chief Executive Officer